Exhibit 10.16

                               SECURITY AGREEMENT

                               DATED JUNE 10, 1996


DEBTOR(S):                                         SECURED PARTY:

DRILLERS, INC.                                     NOREX DRILLING LTD.
450 Gears Road, Suite 625                          Cedar House
Houston, Texas 77067                               41 Cedar Avenue
(713) 874-0193 fax                                 Hamilton, HM-12, Bermuda
(hereinafter referred to as "Debtor")              1-441-293-3231 fax
                                                   (hereinafter referred to as
                                                   "Secured Party")

                  FOR VALUE RECEIVED, the receipt, adequacy and sufficiency of which are hereby acknowledged, Debtor grants to Secured Party the security interest (and the pledges and assignments) hereinafter set forth and agrees with Secured Party as follows:

                  A. OBLIGATIONS SECURED. The security interest and pledges and assignments as applicable granted hereby are to secure punctual payment and performance of the following: (i) that certain promissory note of even date herewith in the original principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000), executed by Debtor and payable to the order of Secured Party, and any and all extensions, renewals, modifications and rearrangements thereof; (ii) certain other promissory notes which may be delivered by the Debtor to the Secured Party subsequent to the date hereof and prior to October 31, 1996, and all extensions, renewals, modifications and rearrangements thereof (all of which are herein separately and collectively referred to as the "Obligations"). Debtor acknowledges that the Secured Party may from time to time assign one or more of the Obligations and agrees that regardless of such assignment (i) this Security Agreement shall continue to secure such Obligations and (ii) unless otherwise agreed between the Secured Party and the assignee(s), the Secured Party shall thereafter hold the security interest granted pursuant to this Agreement as trustee for the benefit of such assignee(s).

                  B. USE OF COLLATERAL. Debtor represents, warrants and covenants that the Collateral will be used by the Debtor primarily for business use.

                  C. DESCRIPTION OF COLLATERAL. Debtor hereby grants to Secured Party a security interest in (and hereby pledges and assigns as applicable) and agrees that Secured Party shall continue to have a security interest in (and a pledge and assignment of, as applicable) all accounts of Debtor now owed by United States citizens or entities formed under the laws of the United States (including any state of the U.S.A.) as well as any and all such accounts that may hereafter arise or be acquired by Debtor, and all the proceeds and products thereof, including without limitation, all notes, drafts, acceptances, instruments and chattel paper arising therefrom, and all returned or repossessed goods arising from or relating to any such accounts, or other proceeds of any sale or other disposition of inventory.

                  D. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR. Debtor represents and warrants as follows:

                  1. OWNERSHIP; NO ENCUMBRANCES. Except for the security interest (and pledges and assignments as applicable) granted hereby, the Debtor is, and as to any property acquired after the date hereof which is included within the Collateral, Debtor will be the owner of all such Collateral free and clear from all charges, liens, security interests, adverse claims and encumbrances of any and every nature whatsoever, except the lien of Charter National Bank- Colonial which shall be released on or before June 30, 1996.

                  2. NO FINANCING STATEMENTS. There is no financing statement or similar filing now on file in any public office covering any part of the Collateral, and Debtor will not execute and there will not be on file in any public office any financing statement or similar filing except the financing statements filed or to be filed in favor of Secured Party.

                  3. ACCURACY OF INFORMATION. All information furnished to Secured Party concerning Debtor, the Collateral and the Obligations, or otherwise for the purpose of obtaining or maintaining credit, is or will be at the time the same is furnished, accurate and complete in all material respects.

                  4. AUTHORITY. Debtor has full right and authority to execute and perform this Agreement and to create the security interest (and pledges and assignment as applicable) created by this Agreement. The making and performance by Debtor of this Agreement will not violate any articles of incorporation, bylaws or similar document respecting Debtor, any provision of law, any order of court or governmental agency, or any indenture or other agreement to which Debtor is a party, or by which Debtor or any of Debtor's property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture or other agreement, or result in the creation or imposition of any charge, lien, security interest, claim or encumbrance of any and every nature whatsoever upon the Collateral, except as contemplated by this Agreement, except the terms of any agreement with Charter National Bank-- Colonial and Nordlandsbanken AS.

                  5. ADDRESSES. The address of Debtor designated at the beginning of this Agreement is the chief executive office of the Debtor. Debtor agrees not to change such address without advance written notice to Secured Party.

                  E. GENERAL COVENANTS. Debtor covenants and agrees as follows:

                  1. OPERATION OF THE COLLATERAL. Debtor agrees to maintain and use the Collateral solely in the conduct of its own business, in a careful and proper manner. Debtor shall comply in all respects with all applicable statutes, laws, ordinances and regulations. Debtor shall not use the Collateral in any unlawful manner or for any unlawful purpose, or in any manner or for any purpose that would expose the Collateral to unusual risk, or to penalty, forfeiture or capture, or that would render inoperative any insurance in connection with the Collateral.

                  2. NO ENCUMBRANCES. Debtor agrees not to suffer or permit any charge, lien, security interest, adverse claim or encumbrance of any and every nature whatsoever against the Collateral or any part thereof.

                  3. NO TRANSFER. Except as otherwise provided in this Agreement with respect to inventory, Debtor shall not, without the prior written consent of Secured Party, sell, assign, transfer, lease, charter, encumber, hypothecate or dispose of the Collateral, or any part thereof, or interest therein, or offer to do any of the foregoing.

                  4. NOTICES AND REPORTS. Debtor shall promptly notify Secured Party in writing of any change in the name, identity or structure of Debtor, any charge, lien, security interest, claim or encumbrance asserted against the Collateral, any litigation against Debtor or the Collateral, any theft, loss, injury or similar incident involving the Collateral, and any other material matter adversely affecting Debtor or the Collateral. Debtor shall furnish such other reports, information and data regarding Debtor's financial condition and operations, the Collateral and such other matters as Secured Party may request from time to time.

                  5. ADDITIONAL FILINGS. Debtor agrees to execute and deliver such financing statement or statements, or amendments thereof or supplements thereto, or other documents as Secured Party may from time to time require in order to comply with the Texas Uniform Commercial Code (or other applicable state law of the jurisdiction where any of the Collateral is located) and to preserve and protect the Secured Party's rights to the Collateral.

                  6. PROTECTION OF COLLATERAL. Secured Party, at its option, whether before or after default, but without any obligation whatsoever to do so, may (a) discharge taxes, claims, charges, liens, security interests, assessments or other encumbrances of any and every nature whatsoever at any time levied, placed upon or asserted against the Collateral, (b) pay any filing, recording, registration, licensing or certification fees or other fees and charges related to the Collateral, or (c) take any other action to preserve and protect the Collateral and Secured Party's rights and remedies under this Agreement as Secured Party may deem necessary or appropriate. Debtor agrees that Secured Party shall have no duty or obligation whatsoever to take any of the foregoing action. Debtor agrees to promptly reimburse Secured Party upon demand for any payment made or any expense incurred by the Secured Party pursuant to this authorization. These payments and expenditures, together with interest thereon from date incurred until paid by Debtor at the maximum contract rate allowed under applicable laws, which Debtor agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

                  7. INSPECTION. Debtor shall at all reasonable times allow Secured Party by or through any of its officers, agents, attorneys or accountants, to examine the Collateral, wherever located, and to examine and make copies of or extracts from Debtor's books and records.

                  8. FURTHER ASSURANCES. Debtor shall do, make, procure, execute and deliver all such additional and further acts, things, deeds, interests and assurances as Secured Party may request from time to time to protect, assure and enforce Secured Party's rights and remedies.

                  F. ADDITIONAL PROVISIONS REGARDING ACCOUNTS. The following provisions shall apply to all accounts included within the Collateral:

                  1. DEFINITIONS. The term "account," as used in this Agreement, shall have the same meaning as set forth in the Uniform Commercial Code of Texas in effect as of the date of execution hereof, and as set forth in any amendment to the Uniform Commercial Code of Texas to become effective after the date of execution hereof, and also shall include all present and future notes, instruments, documents, general intangibles, drafts, acceptances and chattel paper of Debtor, and the proceeds thereof.

                  2. ADDITIONAL WARRANTIES. As of the time any account becomes subject to the security interest (or pledge or assignment as applicable) granted hereby, Debtor shall be deemed further to have warranted as to each and all of such accounts as follows: (a) each account and all papers and documents relating thereto are genuine and in all respects what they purport to be; (b) each account is valid and subsisting and arises out of a bona fide sale of goods sold and delivered to, or out of and for services theretofore actually rendered by the Debtor to, the account debtor named in the account; (c) the amount of the account represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts and is not subject to any set-offs, credits, defenses, deductions or countercharges; and (d) Debtor is the owner thereof free and clear of any charges, liens, security interests, adverse claims and encumbrances of any and every nature whatsoever.

                  3. COLLECTION OF ACCOUNTS. Secured Party shall have the right in its own name or in the name of the Debtor, or after default, to require Debtor forthwith to transmit all proceeds of collection of accounts to Secured Party, to notify any and all account debtors to make payments of the accounts directly to Secured Party, to demand, collect, receive, receipt for, sue for, compound and give acquittal for, any and all amounts due or to become due on the accounts and to endorse the name of the Debtor on all commercial paper given in payment or part payment thereof, and in Secured Party's discretion to file any claim or take any other action or proceeding that Secured Party may deem necessary or appropriate to protect and preserve and realize upon the accounts and related Collateral. Unless and until Secured Party so elects to collect accounts, Debtor shall continue to collect accounts, account for same to Secured Party. After default, in order to assure collection of accounts in which Secured Party has a security interest (or which have been pledged or assigned to Secured Party as applicable) hereunder, Secured Party may notify the post office authorities to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate, and to open and dispose of such mail and receive the collections of accounts included herewith. Secured Party shall have no duty or obligation whatsoever to collect any account, or to take any other action to preserve or protect the Collateral; however, Debtor releases Secured Party from any claim or claims for loss or damage arising from any act or omission of Secured Party and its officers, directors, employees or agents, should Secured Party elect to collect any account or take possession of any Collateral.

                  4. IDENTIFICATION AND ASSIGNMENT OF ACCOUNTS. Upon Secured Party's request, or after default, Debtor shall take such action and execute and deliver such documents as Secured Party may request in order to identify, confirm, mark, segregate and assign accounts and to evidence Secured Party's interest in same. Without limitation of the foregoing, Debtor, upon request, agrees to assign accounts to Secured Party, identify and mark accounts as being subject to the security interest (or pledge or assignment as applicable) granted hereby, mark Debtor's books and records to reflect such security interests, pledges and assignments, and forthwith to transmit to Secured Party in the form received by Debtor any and all proceeds of collection of such accounts.

                  G. EVENTS OF DEFAULT. Debtor shall be in default hereunder upon the happening of any of the following events or conditions: (i) non-payment when due (whether by acceleration of maturity or otherwise) of any payment of principal, interest or other amount due on any Obligation, and such non-payment is not cured within five (5) days of written notice thereof; (ii) the occurrence of any event which under the terms of any evidence of indebtedness, indenture, loan agreement, security agreement or similar instrument permits the acceleration of maturity of any obligation of Debtor (whether to Secured Party or to others); (iii) any representation or warranty made by Debtor to Secured Party in connection with this Agreement, the Collateral or the Obligations, or in any statements or certificates, proves incorrect in any material respect as of the date of the making or the issuance thereof; (iv) default occurs in the observance or performance of, or if Debtor fails to furnish adequate evidence of performance of, any provision of this Agreement or of any note, assignment, transfer, other agreement, document or instrument delivered by Debtor to Secured Party in connection with this Agreement, the Collateral or the Obligations, and such default is not cured within ten (10) days of notice thereof; (v) dissolution, liquidation, termination of existence, insolvency, business failure or winding-up of Debtor or any maker, endorser, guarantor, surety or other party liable in any capacity for any of the Obligations; or (vi) the filing of a petition in bankruptcy by or against, or the application for appointment of a receiver or any other legal custodian for any part of the property of, or the assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy, rearrangement, reorganization, insolvency or similar laws for the relief of debtors by or against, the Debtor or any maker, endorser, guarantor, surety or other party primarily or secondarily liable for any of the Obligations.

                  H. REMEDIES. Upon the occurrence of an event of default, or if Secured Party deems payment or performance of the Obligations to be insecure, Secured Party, at its option, shall be entitled to exercise any one or more of the following remedies (all of which are cumulative):


                  1. DECLARE OBLIGATIONS DUE. Secured Party, at its option, may declare the Obligations or any part thereof immediately due and payable, without demand, notice of intention to accelerate, notice of acceleration, notice of non-payment, presentment, protest, notice of dishonor, or any other notice whatsoever, all of which are hereby waived by Debtor and any maker, endorser, guarantor, surety or other party liable in any capacity for any of the Obligations.

                  2. REMEDIES. Secured Party shall have all of the rights and remedies provided for in this Agreement and in any other agreements executed by Debtor, the rights and remedies in the Uniform Commercial Code of Texas, and any and all of the rights and remedies at law or in equity, all of which shall be deemed cumulative. Without limiting the foregoing, Debtor agrees that Secured Party shall have the right to: (a) require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party that is reasonably convenient to both parties, which Debtor agrees to do; (b) take possession of the Collateral, with or without process of law, and, in this connection, enter any premises where the Collateral is located to remove same, to render it unusable, or to dispose of same on such premises; (c) sell, lease or otherwise dispose of the Collateral, by public or private proceedings, for cash or credit, without assumption of credit risk; and/or (d) whether before or after default, collect and receipt for, compound, compromise, and settle, and give releases, discharges and acquittances with respect to, any and all amounts owed by any person or entity with respect to the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition will be made. Any requirement of reasonable notice to Debtor shall be met if such notice is mailed, postage prepaid, to Debtor at the address of Debtor designated at the beginning of this Agreement, at least five (5) days before the day of any public sale or at least five (5) days before the time after which any private sale or other disposition will be made.

                  3. EXPENSES. Debtor shall be liable for and agrees to pay the reasonable expenses incurred by Secured Party in enforcing its rights and remedies, in retaking, holding, testing, repairing, and proving, selling, leasing or disposing of the Collateral, or like expenses, including, without limitation, attorneys' fees and legal expenses incurred by Secured Party. These expenses, together with interest thereon from date incurred until paid by Debtor at the maximum contract rate allowed under applicable laws, which Debtor agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

                  4. PROCEEDS; SURPLUS; DEFICIENCIES. Proceeds received by Secured Party from disposition of the Collateral shall be applied toward Secured Party's expenses and other Obligations and in such order or manner as Secured Party may elect. Debtor shall be entitled to any surplus if one results after lawful application of the proceeds. Debtor shall remain liable for any deficiency.

                  5. REMEDIES CUMULATIVE. The rights and remedies of Secured Party are cumulative and the exercise of any one or more of the rights or remedies shall not be deemed an election of rights or remedies or a waiver of any other right or remedy. Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.

                  I. OTHER AGREEMENTS.

                  1. SAVINGS CLAUSE. Notwithstanding any provision to the contrary herein, or in any of the documents evidencing the Obligations or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable usury laws. If any such excessive interest is so provided for, then in such event (i) the provisions of this paragraph shall govern and control,
(ii) neither the Debtor nor his heirs, legal representatives, successors or assigns or any other party liable for the payment thereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law, (iii) any such excess interest that may have been collected shall be, at the option of the holder of the instrument evidencing the Obligations, either applied as a credit against the then unpaid principal amount thereof or refunded to the maker thereof, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate under applicable usury laws as now or hereafter construed by the courts having jurisdiction.

                  2. JOINT AND SEVERAL RESPONSIBILITY. If this Security Agreement is executed by more than one Debtor, the obligations of all such Debtors shall be joint and several.

                  3. WAIVERS. Debtor and any maker, endorser, guarantor, surety or other party liable in any capacity respecting the Obligations hereby waive demand, notice of intention to accelerate, notice of acceleration, notice of non-payment, presentment, protest, notice of dishonor and any other notice whatsoever.

                  4. SEVERABILITY. Any provision hereof found to be invalid by courts having jurisdiction shall be invalid only with respect to such provision (and then only to the extent necessary to avoid such invalidity). The offending provision shall be modified to the minimum extent possible to confer upon Secured Party the benefits intended thereby. Such provision as modified and the remaining provisions hereof shall be construed and enforced to the same extent as if such offending provision (or portion thereof) had not been contained herein, to the maximum extent possible.

                  5. USE OF COPIES. Any carbon, photographic or other reproduction of any financing statement signed by Debtor is sufficient as a financing statement for all purposes, including without limitation, filing in any state as may be permitted by the provisions of the Uniform Commercial Code of such state.

                  6. RELATIONSHIP TO OTHER AGREEMENTS. This Security Agreement and the security interests (and pledges and assignments as applicable) herein granted are in addition to (and not in substitution, novation or discharge of) any and all prior or contemporaneous security agreements, security interests, pledges, assignments, liens, rights, titles or other interests in favor of Secured Party or assigned to Secured Party by others in connection with the Obligations. All rights and remedies of Secured Party in all such agreements are cumulative, but in the event of actual conflict in terms and conditions, the terms and conditions of the latest security agreement shall govern and control.

                  7. NOTICES. Any notice or demand given to either party in connection with this Agreement, the Collateral or the Obligations shall be deemed given and effective if (i) delivered in person or by courier, (ii) sent by telecopy or facsimile transmission to the number designated at the beginning of this Agreement, or (iii) mailed, postage prepaid, certified, return receipt requested, addressed to the party at the address designated at the beginning of this Agreement. Such notice shall be effective (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received, or (iii) if mailed, upon the earlier of five (5) days after deposit in the mail or the date of delivery as shown by the return receipt therefor.

                  8. HEADINGS AND GENDER. Paragraph headings in this Agreement are for convenience only and shall be given no meaning or significance in interpreting this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require.

                  9. AMENDMENTS. Neither this Agreement nor any of its provisions may be changed, amended, modified, waived or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the change, amendment, modification, waiver or discharge is sought.

                  10. BINDING EFFECT. The provisions of this Security Agreement shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of Debtor, and the rights, powers and remedies of Secured Party hereunder shall inure to the benefit of the successors and assigns of Secured Party.

                  11. GOVERNING LAW. This Security Agreement shall be governed by the law of the State of Texas and applicable federal law.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.



                                              DEBTOR:

                                              DRILLERS, INC.,
                                              a Texas corporation

                                              By:/s/ BILL R. MERCHANT
                                                     Bill R. Merchant, Treasurer

                                              SECURED PARTY:

                                              NOREX DRILLING LTD.,
                                              a Bermuda corporation

                                              By:/s/ FRANK CAPSTICK
                                                     Frank Capstick, President